Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 10, 2012
Cheniere Energy, Inc.
700 Milam Street, Suite 800
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the “Issuer”), in connection with the proposed issuance and sale by the Issuer of 31,000,000 shares (the “Securities”) of common stock, par value $0.003 per share, of the Issuer (the “Common Stock”), pursuant to that certain Stock Purchase Agreement dated May 7, 2012 (the “Purchase Agreement”) between the Issuer and the purchasers party thereto.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)the registration statement on Form S‑3 (File No. 333-181190) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer under the Securities Act with the Securities and Exchange Commission (the “SEC”) on May 7, 2012 and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement at the time it became effective, and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);
(ii)the prospectus supplement dated May 7, 2012, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
(iii)each of the Issuer's reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

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Cheniere Energy, Inc.
May 10, 2012

(iv)a specimen certificate representing the Common Stock;
(v)the executed Purchase Agreement;
(vi)the Restated Certificate of Incorporation of the Issuer, as amended, certified by the Secretary of State of the State of Delaware as in effect on May 3, 2012, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (viii) below and the date of the Purchase Agreement (the “Issuer Certificate of Incorporation”);
(vii)the Amended and Restated By-laws of the Issuer, as amended, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (viii) below and the date of the Purchase Agreement (the “Issuer Bylaws”);
(viii)resolutions of the Board of Directors of the Issuer dated May 1, 2012, and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated May 4, 2012, certified by the Secretary of the Issuer;
(ix)a certificate from the Secretary of State of the State of Delaware dated May 3, 2012 as to the good standing and legal existence under the laws of the State of Delaware of the Issuer; and
(x)such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer and (ii) statements and certifications of public officials and others.
Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities, when issued and delivered against payment therefor as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.
We express no opinion other than as to the General Corporation Law of the State of Delaware (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

Cheniere Energy, Inc.
May 10, 2012

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report on Form 8‑K of the Issuer and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP